EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated April 1, 1997, except for Note 18 which is dated May 21, 1997, which appears in the Annual Report on Form 10-KSB, as amended, of Infinite Group, Inc. (formerly Infinite Machines Corp.) for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                    /s/ FREED, MAXICK, SACHS & MURPHY, PC
                                    -------------------------------------
                                    FREED, MAXICK, SACHS & MURPHY, PC

February 4, 1998
Buffalo, New York